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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statements No. 33-56886 on Form S-3 of Tri City Bankshares Corporation of our report dated March 26, 2009, relating to the consolidated financial statements of Tri City Bankshares Corporation and subsidiaries as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, appearing in the Annual Report on Form 10-K of Tri City Bankshares Corporation for the year ended December 31, 2008.

/s/ Virchow, Krause & Company, LLP


Milwaukee, Wisconsin
March 26, 2009